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                                                                    EXHIBIT 10.8




                           BURLINGTON RESOURCES INC.
                               COMPENSATION PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS



               As Amended and Restated Effective October 9, 1996
               (Originally Approved and Adopted October 11, 1989)
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                           BURLINGTON RESOURCES INC.
                               COMPENSATION PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS


                               Table of Contents

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                                                                                                                  Page
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
Section 1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Section 2        Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Section 3        Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Section 4        Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Section 5        General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
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                           BURLINGTON RESOURCES INC.
                             COMPENSATION PLAN  FOR
                             NON-EMPLOYEE DIRECTORS

                                   PREAMBLE

           WHEREAS, Burlington Resources Inc. (the "Company") adopted the Burlington Resources Inc. Compensation Plan For Non-Employee Directors (the "Plan") on October 11, 1989 in order for the Company to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors by permitting them to defer all or part of their annual retainer and meeting fees; and

           WHEREAS, the Company desires to amend and restate the Plan to effect certain changes;

           NOW, THEREFORE, the Company does hereby amend and restate the Plan as set forth herein, effective as of October 9, 1996.

                                   SECTION 1

                                  DEFINITIONS

           For purposes of the Plan, the following terms shall have the meanings indicated:

1.1    Account means a Memorandum Account as defined in Section 4.2.

1.2 Beneficiary means the person(s) designated by a Participant, on a form provided by the Management Committee and filed with the Company's Human Resources Department, to receive benefits from the Plan in the event of his or her death. A Participant may change his or her beneficiary designation at any time. If no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's surviving spouse or, if none, his or




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       her estate.

1.3    Board means the Board of Directors of the Company.

1.4 Common Stock means the common stock, par value $.01 per share, of the Company.

1.5    Company means Burlington Resources Inc., a Delaware corporation.

1.6 Compensation Committee means the Compensation and Nominating Committee of the Board.

1.7 Company Stock Account means a notional subaccount of an Account credited with Phantom Stock, as provided in Section 4.3.

1.8 Compensation means, with respect to a Plan Year, the Participant's annual retainer for such Plan Year and any meeting fees for each regular and special meeting and any committee meeting attended by the Participant during the applicable Plan Year.

1.9    Exchange Act means the Securities Exchange Act of 1934, as amended.

1.10 Fair Market Value means, as applied to a specific date, the mean between the highest and lowest quoted selling prices at which Common Stock was sold on such date as reported in the NYSE-Corporate Transactions by The Wall Street Journal on such date or, if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded.

1.11 Interest Account means a notional subaccount of an Account credited with interest, as provided in Section 4.3.

1.12   Management Committee means the committee appointed pursuant to
       Section 2.1 to administer the Plan.





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1.13   Non-Employee Director means a member of the Board who is not also an employee of the Company or a subsidiary thereof.

1.14 Participant means each Non-Employee Director who elects to participate in the Plan in accordance with Section 3.

1.15 Phantom Stock means a phantom or notional share of Common Stock. A Participant shall not possess any rights of a stockholder of the Company with respect to a share of Phantom Stock, including, without limitation, rights concerning voting and dividends. A share of Phantom Stock shall be payable solely in cash under the Plan.

1.16 Plan means the Burlington Resources Inc. Compensation Plan For Non-Employee Directors either in its previous or present form or as amended from time to time.

1.17 Plan Year means the period that begins on the day of the Company's annual stockholders' meeting and terminates on the day before the next annual stockholders' meeting.

1.18 S&P Account means a notional subaccount of an Account credited with units in a Standard & Poor's 500 Composite Stock Price Index fund or in a mutual fund selected by the Management Committee that tracks such index, as provided in Section 4.3.

1.19 Section 16(b) means Section 16(b) of the Exchange Act, and all rules promulgated thereunder.

1.20 Termination means a Participant's ceasing to be a member of the Board.

                                   SECTION 2

                                 ADMINISTRATION

       2.1 Management Committee. The Plan shall be administered by a management





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committee (the "Management Committee") consisting of such executives of the
Company as the Chief Executive Officer of the Company shall designate. Subject to review by the Compensation Committee, the Management Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, select eligible Participants, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Management Committee shall be final and binding upon all Participants and Beneficiaries.

       2.2 Compensation Committee. Notwithstanding anything herein to the contrary, the Compensation Committee shall have the full authority and power with respect to the Plan's administration and operation with respect to all matters relating to compliance with Section 16(b).

                                   SECTION 3

                                  PARTICIPANTS

       3.1 Participants. Each Plan Year each Non-Employee Director for such year shall be eligible to be a Participant.

                                   SECTION 4

                                    BENEFITS

       4.1 Voluntary Deferrals. Before each Plan Year (or, with respect to an individual who first becomes a Non-Employee Director during a Plan Year, on or before the date on which he or she becomes a Non-Employee Director), each Non-Employee Director may elect to have the





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payment of all or a portion of his or her Compensation for that Plan Year (or, if applicable, the remainder of the Plan Year) deferred until his or her Termination. The election shall be irrevocable and shall be made on a form prescribed by the Management Committee or Compensation Committee, as applicable, which shall govern the amount deferred, the form of its payment pursuant to Section 4.6 following the Participant's Termination, and, except as provided below, the investment of the Participant's Memorandum Account for such deferral period pending its payment. A Participant's deferral election shall apply only to Compensation earned during that Plan Year or partial Plan Year, as the case may be. If a Non-Employee Director has not made a deferral election with respect to a Plan Year, the Compensation payable to him or her for that Plan Year shall be paid in accordance with the Company's normal practices.

       4.2 Memorandum Accounts. Each Plan Year the Company shall establish a ledger or notional account (the "Memorandum Account") for each Non-Employee Director who has elected to defer payment of all or part of his or her Compensation that Plan Year for the purpose of reflecting the Company's obligation to pay the deferred Compensation for such Plan Year as specified pursuant to Section 4.6; provided, however, that all Memorandum Accounts established for a Participant that are to be paid in the same manner, i.e., a lump sum, 60 installments or 120 installments, may be combined into a single Memorandum Account.

       4.3 Investment of Accounts. Except as provided below, each Account shall accrue interest on the deferred Compensation credited to such Account from the date such Compensation is credited to the Account through the date of its distribution (the "Interest Account"). Such interest shall be credited to the Interest Account at the end of each calendar





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quarter or such other periods as may be determined by the Management Committee.
The Management Committee shall determine, in its sole discretion, the rate of interest to be credited periodically to the Interest Accounts.

       In lieu of investing in the Interest Account, a Participant may request that the Management Committee (or Compensation Committee, as the case may be) credit all or a specified percentage of his or her Compensation deferred that Plan Year in Phantom Stock (the "Company Stock Account"), in the S&P Account or in any combination of the Interest Account, Company Stock Account and/or S&P Account; however, the Management Committee (or Compensation Committee, as the case may be) shall not be obligated to honor any such Participant's request. If the Management Committee (or Compensation Committee, as the case may be) elects to honor any such request, it shall establish a separate notional subaccount(s) for such Participant under his or her Account, which shall be credited (i) with respect to the Company Stock Account, whole and fractional shares of Phantom Stock periodically as of the dates of the deferrals in such Plan Year, and with phantom (notional) dividends with respect to the Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock and (ii) with respect to the S&P Account, with whole and fractional units on the S&P Account periodically as of the dates of the deferrals in such Plan Year and with any notional distributions on such units, which shall be credited as being reinvested in additional units. All credits and debits to the Company Stock Account shall be made based on the Fair Market Value per share of the Common Stock on the applicable date, unless otherwise authorized by the Management Committee (or, the Compensation Committee, as the case may be). If the





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Management Committee (or Compensation Committee, as the case may be) chooses to not honor any Participant's request to invest his or her Account in the Company Stock Account or the S&P Account, the Participant's deferral automatically shall be held in the Interest Account.

       4.4 Change in Investment Elections. Each Participant who has an Account under the Plan may request that all or a specified percentage of his or her Account balance as of any date be reinvested in the Interest Account, Company Stock Account and/or S&P Stock Account in such proportions as elected by the Participant; provided, however, the Management Committee (or Compensation Committee, as the case may be), shall not be obligated to honor any such request. This election shall be in such form as the Management Committee (or the Compensation Committee, as the case may be) shall establish and shall comply with all requirements of Section 16(b), to the extent applicable.

       4.5 Section 16(b) Rules. Notwithstanding anything in the Plan to the contrary, the Management Committee or the Compensation Committee, as the case may be, in its sole discretion, may amend the Plan in any manner it deems appropriate to ensure compliance with Section 16(b).

       4.6 Payment of Accounts. Upon a Participant's Termination, the Company shall pay to such Participant (or to his or her Beneficiary in case of the Participant's death) an amount in cash equal to the balance then credited to his or her affected Account(s) as follows:

       (a)       a lump sum payment; or

       (b)       in 60 consecutive substantially equal monthly installments; or

       (c)       in 120 consecutive substantially equal monthly installments,





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whichever form of payment has been elected by the Participant.  However, if a
Participant elects to receive the distribution of a Company Stock Account or S&P Account in installments, his or her Company Stock Account or S&P Account automatically shall be converted into an Interest Account as of the Participant's date of Termination.

       Payment of Accounts shall commence or be made in the January following the year in which the Participant's Termination occurs.

       4.7 Acceleration of Payments. Notwithstanding a Participant's election to the contrary, the Management Committee or Compensation Committee, as applicable, in its sole discretion, may accelerate the payment of all or part of the unpaid balance of a Participant's Account(s) in the event of the Participant's Termination, or upon its determination that the Participant (or his or her Beneficiary in the case of the Participant's death) has incurred a "severe financial hardship" resulting from a sudden and unexpected illness or accident of such person or of a dependent, a loss of such person's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such person. The Management Committee or Compensation Committee, as applicable, in making its determination of severe financial hardship may consider such factors and require such information as it deems appropriate, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of such person's assets, to the extent liquidation of such assets will not itself cause severe financial hardship. However, notwithstanding the foregoing, the Management Committee or Compensation Committee, as applicable, shall not accelerate the payment of any Company





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Stock Account maintained for a Participant if such acceleration would not be exempt under Section 16(b).

                                   SECTION 5

                              GENERAL PROVISIONS

       5.1 Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments, which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants (and Beneficiaries) shall have no claim against the Company for any changes in the value of any Accounts and shall be general unsecured creditors of the Company with respect to any payment due under this Plan.

       5.2 Incapacity of Participant or Beneficiary. If the Management Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Management Committee, may be paid to the spouse, child, parent or brother





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or sister of such Participant or Beneficiary or to any person whom the
Management Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

       5.3 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

       5.4 Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Management Committee may also amend the Plan; provided, however, it may not suspend or terminate the Plan, or substantially increase the obligations of the Company under the Plan (provided, however, the addition of new notional subaccounts for investments shall not be deemed an increase in the obligations of the Company), or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension or termination of the Plan may impair the right of a Participant or his or her Beneficiary to receive the benefit accrued hereunder prior to the effective date of such amendment, suspension or termination.

       5.5 Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall be operated in compliance with Section 16(b) and, if any Plan provision or transaction is found not to comply with Section 16(b), that provision or transaction





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shall be deemed null and void ab initio.  Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers and directors subject to Section 16(b) without so restricting, limiting or conditioning the Plan with respect to other Participants.

       5.6 Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Texas.





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